Exhibit 10.3

TACTILE SYSTEMS TECHNOLOGY, INC.

Confidentiality, Assignment of Intellectual Property and

Restrictive Covenants Agreement

This Confidentiality, Assignment of Intellectual Property and Restrictive Covenants Agreement (this “Agreement”) is entered into effective [_________________], 20[__] (the “Effective Date”) by and between Tactile Systems Technology, Inc., a Delaware corporation (the “Company”), and [______________], a resident of [_________] (“Executive”).

RECITALS

A.The Company and Executive previously entered into an Employment Agreement (the “Employment Agreement”).

B.The Company has adopted the Tactile Systems Technology, Inc. Executive Employee Severance Plan (the “Plan”), and has informed Executive that Executive will be designated as a Participant (as defined in the Plan) subject to Executive executing this Agreement, executing a Termination of Employment Agreement (the “Termination Agreement”) (terminating the Employment Agreement), and otherwise satisfying the conditions to become and remain a Participant under the Plan.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, including without limitation Executive becoming a Participant (as defined in the Plan) in exchange for Executive entering into this Agreement and the Termination Agreement, the Company and Executive agree as follows:

1.

Affiliated Entities.  As used in this Agreement, “Affiliates” includes the Company and each corporation, partnership, or other entity which controls the Company, is controlled by the Company, or is under common control with the Company (in each case “control” meaning the direct or indirect ownership of 50% or more of all outstanding equity interests).

2.

Confidential Information.  Except as permitted by the Company, Executive will not at any time divulge, furnish or make accessible to anyone or use in any way other than in the ordinary course of the business of the Company or its Affiliates, any confidential, proprietary or secret knowledge or information of the Company or its Affiliates that Executive has acquired or will acquire about the Company or its Affiliates, whether developed by Executive or by others, concerning (i) any trade secrets, (ii) any confidential, proprietary or secret designs, programs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company or of its Affiliates, (iii) any customer or supplier lists, (iv) any confidential, proprietary or secret development or research work, (v) any strategic or other business, marketing or sales plans, (vi) any financial data or plans, or (viii) any other confidential or proprietary information or secret aspects of the business of the Company or of its Affiliates.  Executive acknowledges that the above-described knowledge and information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company or its Affiliates would be wrongful and would cause irreparable harm to the Company.  Executive will refrain from intentionally committing any acts that would materially reduce the value of such knowledge or information to the Company or its Affiliates.  The foregoing obligations of confidentiality shall not apply to any knowledge or information that (i) is now or subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement, (ii) is independently made available to Executive in good faith by a third party who has not violated a confidential relationship with the Company or its Affiliates, or (iii) is required to be disclosed by law or legal process.  Executive understands and agrees that Executive’s obligations under this Agreement to maintain the confidentiality of the Company’s confidential information are in addition to any obligations of Executive under applicable statutory or common law.

3.

Ventures.  If, during Executive’s employment with the Company, Executive is engaged in or provides input into the planning or implementing of any project, program or venture involving the Company, all rights in such project, program or venture belong to the Company.  Except as approved in writing by the Company’s Board of Directors, Executive will not be entitled to any interest in any such project, program or venture or to any commission, finder’s fee or other compensation in connection therewith.  Executive will have no interest, direct or indirect, in any customer or supplier that conducts business with the Company.

4.	Noncompetition and Nonsolicitation Covenants.

(a)Agreement Not to Compete.  During the Restricted Period (defined below), Executive will not, directly or indirectly, engage in any business, in the United States or in any other location in which the Company is then doing business, for the development, sale, service, or distribution of medical devices to treat lymphedema patients or any other business that is competitive with the then-current businesses of the Company or its Affiliates, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise.  Ownership by Executive, as a passive investment, of less than 2.5% of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 4(a).  Notwithstanding the foregoing, Executive’s direct or indirect engagement in a business whose sole purpose is the development, sale, service, or distribution of compression garments (but not pumps or other devices) to treat lymphedema patients or other patients shall not constitute a breach of this Section 4(a).

(b)Agreement Not to Solicit or Hire Employees or Contractors.  During the Restricted Period (defined below), Executive will not, directly or indirectly, solicit, hire or engage any person who is then an employee or contractor of the Company or who was an employee of the Company at any time during the immediately preceding six (6) month period (or, following Executive’s termination of employment, at any time during the six (6) month period immediately preceding Executive’s termination of employment), in any manner or capacity, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise, or otherwise directly or indirectly request, advise or induce any then current employee or contractor of the Company to terminate or otherwise adversely change its relationship with the Company.

(c)Agreement Not to Solicit Others.  During the Restricted Period (defined below), Executive will not, directly or indirectly, solicit, request, advise or induce any then current customer, supplier or other business contact of the Company to cancel, curtail or otherwise adversely change its relationship with the Company, in any manner or capacity, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise.

(d)Restricted Period.  For purposes of this Agreement “Restricted Period” is the period during Executive’s employment with the Company or any Affiliates and for a period of twelve (12) consecutive months from and after the termination of Executive’s employment, whether such termination is with or without cause, or whether such termination is at the instance of Executive or the Company.

(e)Acknowledgment.  Executive hereby acknowledges that the provisions of this Section 4 are reasonable and necessary to protect the legitimate interests of the Company and that any violation of this Section 4 by Executive will cause substantial and irreparable harm to the Company to such an extent that monetary damages alone would be an inadequate remedy therefor.  Executive represents and warrants that Executive is not subject to any other agreements prohibiting the performance of Executive’s obligations under this Agreement, including any non-competition agreement.

(f)Blue Pencil Doctrine.  If the duration of, the scope of or any business activity covered by any provision of this Section 4 is in excess of what is determined to be valid and enforceable under applicable law, such provision will be construed to cover only that duration, scope or activity that is determined to be valid and enforceable.  Executive hereby acknowledges that this Section 4 will be given the construction which renders its provisions valid and enforceable to the maximum extent, not exceeding its express terms, possible under applicable law.

5.	Patents, Copyrights and Related Matters.

(a)Disclosure and Assignment.  Executive must immediately disclose to the Company any and all improvements and inventions that Executive has conceived or reduced to practice, or may conceive or reduce to practice, individually or jointly or commonly with others while Executive has been or is employed with the Company or any of its Affiliates with respect to (i) any methods, processes or apparatus concerned with the development, use or production of any type of products, goods or services sold or used by the Company or its Affiliates, and (ii) any type of products, goods or services sold or used by the Company or its Affiliates.  Any such improvements and inventions will be the sole and exclusive property of the Company and Executive hereby immediately assigns, transfers and sets over to the Company Executive’s entire right, title and interest in and to any and all of such improvement and inventions as are specified in this Section 5(a), and in and to any and all applications for letters patent that may be filed on such inventions, and in and to any and all letters patent that may issue, or be issued, upon such applications.  In connection therewith and for no additional compensation therefor, but at no expense to Executive, Executive will sign any and all instruments deemed necessary by the Company for:

(i)the filing and prosecution of any applications for letters patent of the United States or of any foreign country that the Company may desire to file upon such inventions as are specified in this Section 5(a);

(ii)the filing and prosecution of any divisional, continuation, continuation-in-part or reissue applications that the Company may desire to file upon such applications for letters patent; and

(iii)the reviving, re-examining or renewing of any of such applications for letters patent.

This Section 5(a) will not apply to any invention for which no equipment, supplies, facilities, confidential, proprietary or secret knowledge or information, or other trade secret information of the Company was used and that was developed entirely on Executive’s own time, and (i) that does not relate (A) directly to the business of the Company, or (B) to the Company’s actual or demonstrably anticipated research or development, or (ii) that does not result from any work performed by Executive for the Company.

(b)Copyrightable Material.  All right, title and interest in all copyrightable material that Executive shall conceive or originate individually or jointly or commonly with others, and that arise in connection with Executive’s services hereunder or knowledge of confidential and proprietary information of the Company, will be the property of the Company and are hereby assigned by Executive to the Company of its Affiliates, along with ownership of any and all copyrights in the copyrightable material. Where applicable, works of authorship created by Executive relating to the Company or its Affiliates and arising out of Executive’s knowledge of confidential and proprietary information of the Company shall be considered “works made for hire,” as defined in the U.S. Copyright Act, as amended.

(c)Remedies.Executive acknowledges that it would be difficult to fully compensate the Company for monetary damages resulting from any breach by Executive of this Section 5.  Accordingly, in the event of any actual or threatened breach of any such provisions, the Company will, in addition to any other remedies it may have, be entitled to injunctive and other equitable relief to enforce such provisions, and such relief may be granted without the necessity of proving actual monetary damages.

6.

Return of Records and Property.  Upon termination of Executive’s employment or at any time upon the Company’s request, Executive will promptly deliver to the Company any and all Company and Affiliate records and any and all Company and Affiliate property in Executive’s possession or under Executive’s control, including without limitation manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, printouts, computer disks, computer tapes, source codes, data, tables or calculations and all copies thereof, documents that in whole or in part contain any trade secrets or confidential, proprietary or other secret information of the Company or its Affiliates and all copies thereof, and keys, access cards, access codes, passwords, credit cards, personal computers, telephones and other electronic equipment belonging to the Company or its Affiliates.

7.	Miscellaneous.

(a)Governing Law.  All matters relating to the interpretation, construction, application, validity and enforcement of this Agreement will be governed by the laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule, whether of the State of Minnesota or any other jurisdiction, that would cause the application of laws of any jurisdiction other than the State of Minnesota.

(b)Jurisdiction and Venue.  Executive and the Company consent to jurisdiction of the courts of the State of Minnesota and/or the federal courts, District of Minnesota, for the purpose of resolving all issues of law, equity, or fact, arising out of or in connection with this Agreement.  Any action involving claims of a breach of this Agreement must be brought in such courts.  Each party consents to personal jurisdiction over such party in the state and/or federal courts of Minnesota and hereby waives any defense of lack of personal jurisdiction.  Venue, for the purpose of all such suits, will be in Hennepin County, State of Minnesota.

(c)Entire Agreement.  This Agreement and the Termination Agreement contain the entire agreement of the parties relating to Executive’s employment with the Company and supersede all prior agreements and understandings with respect to such subject matter, including without limitation the Employment Agreement, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth herein; provided, however, that nothing in this Agreement is intended to supersede, replace or modify the terms of the Plan or the Company’s 2016 Equity Incentive Plan or any equity award agreements issued to Executive under the Company’s 2016 Equity Incentive Plan, each of which shall remain in full force and effect in accordance with their terms.

(d)Amendments.  No amendment or modification of this Agreement will be deemed effective unless made in writing and signed by the parties hereto.

(e)No Waiver.  No term or condition of this Agreement will be deemed to have been waived, except by a statement in writing signed by the party against whom enforcement of the waiver is sought.  Any written waiver will not be deemed a continuing waiver unless specifically stated, will operate only as to the specific term or condition waived and will not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

(f)Assignment.  This Agreement will not be assignable, in whole or in part, by either party without the prior written consent of the other party, except that the Company may, without the consent of Executive, assign its rights and obligations under this Agreement (1) to an Affiliate or (2) to any corporation or other person or business entity to which the Company may sell or transfer all or substantially all of its assets; provided, however, that the Company’s  assignment of rights may only take place if the assignee accepts and agrees to all of the obligations to Executive  under this Agreement.  After any such assignment by the Company, the Company will be discharged from all further liability hereunder and such assignee will thereafter be deemed to be “the Company” for purposes of all terms and conditions of this Agreement, including this Section 7. For the avoidance of doubt, in the event of Executive’s death, all payments and obligations to Executive shall be paid to Executive’s estate.

(g)Counterparts.  This Agreement may be executed by facsimile signature and in any number of counterparts, and such counterparts executed and delivered, each as an original, will constitute but one and the same instrument.

(h)Severability.  Subject to Section 5(f) hereof, to the extent that any portion of any provision of this Agreement is held invalid or unenforceable, it will be considered deleted herefrom and the remainder of such provision and of this Agreement will be unaffected and will continue in full force and effect.

(i)Captions and Headings.  The captions and paragraph headings used in this Agreement are for convenience of reference only and will not affect the construction or interpretation of this Agreement or any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the Effective Date first above written.

COMPANY

By:___________________________________________________________
Name:
Title:

EXECUTIVE

_________________________________________________________